EXHIBIT 10.32

                                [STORAGETEK LOGO]

                          EXECUTIVE SEVERANCE AGREEMENT


This Severance Agreement (the "Agreement") is entered into as of               ,
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2002 (the "Effective Date") by and between Storage Technology Corporation (the
"Company"), a Delaware corporation, and                        (hereinafter,
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"you" or "your") and sets forth the terms and conditions of your severance arrangements with the Company. Previously, you and the Company entered into the following documents concerning your employment with the Company: (i)
                   dated               ; (ii)                    dated
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              ; (iii)                    dated               ; and (iv)
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                   dated               . This Severance Agreement shall replace
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and supersede the aforementioned in their entirety and any other prior agreements, arrangements and understandings, written or oral, between you and the Company concerning any and all of your employment arrangements between you and the Company, with the exception of the Proprietary Rights Agreements, Relocation Assistance Payback Agreement and Hiring Bonus Payback Agreement. This Severance Agreement and the mutual covenants and agreements contained herein shall represent the entire agreement and understanding between the parties hereto relating to your employment with the Company.

 1.      Termination of Employment, Severance Benefits.
         a. Involuntary Termination. If your employment terminates as a result of an Involuntary Termination, as defined in Section 6 below, you shall be entitled to receive: a severance payment equal to one (1) times your Base Salary and one (1) times your Target Bonus, as defined in Section 6 below, in effect for the year in which you are terminated, whether or not such bonus would otherwise be payable. You acknowledge and agree that with the exception of the severance payment referenced herein, you are not eligible or entitled to receive any other type of bonus payment by the Company, including any bonuses through the Management By Objective Bonus Program ("MBO Program") for the year in which you are terminated or any other period. Any severance payments to which you become entitled pursuant to this Section shall be paid to you (or your estate or beneficiary in the event of your death subsequent to your severance entitlement) in a lump sum by the later of: (i) thirty (30) calendar days after your Termination Date; (ii) the date on which you may no longer revoke the Settlement and Release Agreement substantially in the form attached hereto as Exhibit A; or (iii) the date on which payment of all tax withholding obligations under Section 5(a) are made


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         The foregoing notwithstanding, the Company shall have the right to withhold and/or defer any and all severance payments to which you are entitled pursuant to this Agreement, subject to the satisfaction of all tax withholding obligations, as set forth in Section 5(a) below

         b. Voluntary Resignation; Retirement, Death or Disability; Termination for Cause. If you (i) voluntarily resign from the Company; or (ii) if your employment terminates because of your Retirement, as defined in
         Section 6 below, death or Disability, as defined in Section 6 below; or
         (iii) if the Company terminates your employment for Cause, as defined in Section 6 below, then you shall not be entitled to receive any severance or other benefits except for those benefits, if any, as may then be established under then existing benefits plans at the time of your resignation or termination.

c.       Restricted Stock and Stock Options.
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(i)      LEAP Grants.  All stock options granted to you under the Company's 2001
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         Leveraged Equity Acquisition Program ("LEAP") shall vest and be exercisable, and the repurchase restrictions on the restricted stock granted to you under LEAP shall lapse as provided in the "Supplement dated March 30, 2001, to the S-8 Prospectus dated November 1, 2000" for LEAP, and any amendment or supplement thereto issued by the Company after November 1, 2000. Your participation in LEAP shall terminate effective as of your Termination Date. As to stock options and restricted stock granted to you on February 15, 2002, stock options shall vest and restrictions on restricted stock shall lapse upon an Involuntary Termination due to a Reduction-In-Force (as defined in the Company's Amended and Restated 1995 Equity Participation Plan) within twenty-four (24) months following a Change of Control.

(ii)     Non-LEAP Grants. Unless otherwise determined by the Company's Board of
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         Directors, the Human Resources and Compensation Committee of the Board
         of Directors or any other authorized committee of the Board of Directors (the "Board") with respect to stock awards granted after the Effective Date, as evidenced in writing in any equity incentive plan, equity incentive program documents or stock option or restricted stock agreements or amendment to this Agreement approved by the Board, except


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         as otherwise provided in Section 1(c)(i) with respect to stock options and restricted stock granted under LEAP or other specified grants:
         1. Upon an Involuntary Termination within twenty-four (24) months following a Change of Control under Section 6(d)(ii) of this
            Agreement: (A) all of your then outstanding and unvested stock options, regardless of the date of grant, shall become fully vested, effective as of the Termination Date, and remain exercisable for ninety (90) days following your Termination Date or such other period, if any, as specifically provided in the Company's stock plan pursuant to which the options were granted to you (but in no event beyond the original expiration date of the stock options); and
            (B) the Company's right to purchase all of your then outstanding shares of restricted stock, regardless of the date of grant, shall lapse and all of your shares of restricted stock shall fully vest as of the Termination Date.
         2. Upon an Involuntary Termination other than within twenty-four (24) months following a Change of Control under Section 6(d)(ii) of this
            Agreement: (A) all of your then outstanding stock options, regardless of the date of grant, which are not already vested as of your Termination Date shall expire, effective as of your Termination Date and may not be exercised by you; and those stock options which are already vested as of the Termination Date will remain exercisable for ninety (90) days following such Termination Date, or such other period, if any, as may be specifically provided in the Company's equity incentive plans or stock option agreements pursuant to which such grants were made (but in no event beyond the original expiration of the stock options); (B) the Company's right to purchase all of your then outstanding shares of restricted stock, regardless of the date of grant, shall lapse and all of your shares of restricted stock shall fully vest as of the Termination Date.

(iii)    No Other Accelerated Vesting. Except as provided in this Section 1(c),
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         all stock options granted to you which are not already vested as of your Termination Date shall expire, effective as of your Termination Date and may not be exercised by you; and all shares of restricted


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         stock granted to you for which the repurchase restrictions have not already lapsed as of the Termination Date shall be repurchased by the Company at a repurchase price set forth in the applicable restricted stock agreement (which, generally, is) $.10 per share of Common Stock, and will not vest or be released to you.

(iv)     Stock Plans Continue to Apply; Repurchase of Restricted Stock upon
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         Certain  Events.  All stock options and restricted stock shall  remain
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         subject to the terms and conditions of the Company's applicable stock plans, including, without limitation, Section 11.5(f) of the Company's Amended and Restated 1995 Equity Participation Plan (the "1995 Stock Plan"), as such plans are amended or adopted from time to time, and related stock option or restricted stock agreements, under which such awards were granted. This Agreement shall not apply to the Company's Amended and Restated 1987 Employee Stock Purchase Plan, or any successor employee stock purchase plan of the Company for purposes of
         Section 423 of the Internal Revenue Code of 1986, or any stock issued under any such plan. Section 4 of this Agreement addresses the applicability of this Section 1(c) to the equity awards made by a successor entity to the Company.

(v)      Status as an "Incentive Stock Option". If in the future any stock
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         options subject to accelerated vesting under this Plan are issued as
         "incentive stock options" (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), the Company makes no representations or warranties concerning the continued status of such stock options as ISOs following an Eligible Employee's Termination Date.

         d. Employee Benefits. Your insurance benefits (medical, dental,
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         long-term disability, accidental death and dismemberment and life insurance) will cease on the Termination Date, or on the date specified in the applicable plan or policy. To the extent permitted by the federal COBRA law, applicable state laws, and the insurance policies and rules applicable to Company, you will be eligible to continue your Company health insurance benefits in effect when you terminate. Should you be enrolled in the Company plan at the time of termination and elect continuation coverage under COBRA, Company agrees to pay directly to you the cash equivalent of three (3) months of COBRA premiums for the continuation of the same type of group health benefits in which you were enrolled immediately prior to the Termination Date. Employee will


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         be responsible for completing the COBRA benefits continuation notice and any additional documentation and will be solely responsible for the payment of all COBRA premiums. All other Company sponsored benefit plans, including but not restricted to, 401(k), life and disability insurance, deferred compensation, paid time off benefits, the Medical Expense Reimbursement Program, automobile expense reimbursement and vacation benefits will terminate on your Termination Date, or on the date specified in the applicable plan or policy. Payouts from the deferred compensation and 401(k) will be controlled by the plan documents and conversion rights and cash value of life insurance by the plan document as stated. Per Section 5(a) below, Company shall have the right to withhold any and all payment of taxes and penalties imposed under your deferred compensation and/or 401(k) plans.

2.       Limitation  on Payments.  In the event that the severance and other
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         benefits provided for in this Agreement or otherwise payable to you (i)
         would constitute "parachute payments" within the meaning of Section
         280G of the Internal Revenue Code of 1986, as amended (the "Code") and
         (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then such severance and other benefits shall be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance and other benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by you on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless you and the Company agree otherwise in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants").
         Such determination shall be conclusive and binding upon you and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. You and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

3.       Non-Competition and Non-Solicitation. You acknowledge that while you
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         were employed with Company, you were a member of executive and management personnel at the Company. You further acknowledge that


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         during your employment at Company, you were privy to extremely sensitive, confidential and valuable commercial information, and trade secrets belonging to the Company, the disclosure of which information and trade secrets would greatly harm the Company. As a reasonable measure to protect the Company from the harm of such disclosure and use of its information and trade secrets against it, the parties agree to the following as part of this Agreement:

         a. Non-Competition Covenant. You agree and acknowledge that for a
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         period of twelve (12) months following your Termination Date, you will not directly or indirectly engage in (whether as an a employee, consultant, proprietor, partner, director, officer or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation, partnership, joint venture or other business entity that engages in any business that is the same, similar to, or in competition with any product, service, or process that was marketed, sold under development, or developed by Company during your employment with Company. The parties agree that no more than 1% of the outstanding voting stock of a publicly traded company or any stock owned by you as of the Termination Date shall not constitute a violation of this paragraph. You further agree and acknowledge that because of the nature and type of business that Company engages in, the geographic scope of this covenant shall include all counties, cities and states of the United States, and any and all other countries, territories, regions, cities, localities, in which Company conducts business, and that such a geographic scope is reasonable. Nothing in this paragraph 3(a) should be construed to narrow your obligations imposed by any other provision herein, and other agreement, law or other source.

         b. Non-Solicitation Covenant. You acknowledge and agree that
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         information regarding employees, contractors and/or consultants of
         Company is confidential information, including without limitation, the names of Company employees, contractors and consultants; information regarding the skills and knowledge of employees, contractors and consultants of Company; information regarding any past, present, or intended compensation benefits, policies and incentives for employees, contractors and consultants of Company; and information regarding the management, policies, and reporting structure of the Company. You agree that you will not, individually or with others, directly or indirectly (including without limitation, individually or through any business, venture, proprietorship, partnership, or corporation in which they control or own more than a 1% interest, through any agents, through any contractors, through recruiters, by their successors, by their employees, or by their assigns) recruit or solicit any Company employee, contractor and consultant or induce any employee, contractor


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         and consultant of the Company to leave the Company for a period of eighteen (18) months from your Termination Date.

         c. You and the Company agree that no disparaging or harmful comments will be made publicly or privately that could injure or harm the reputation of you or the Company.

         d. You agree that if you breach the covenants contained in this Section, you will forfeit your right to receive any severance benefits under this Agreement. Further, you agree that if any severance payments have been paid to you, the total amount of such payments shall be returned and paid to the Company promptly upon the Company notifying you of such breach. Nothing contained in this section (d) shall preclude injunctive relief.

         e. You agree that the Company would suffer an irreparable injury if you were to breach the covenants contained in this Section and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and you hereby stipulate to the entering of such injunctive relief prohibiting you from engaging in such breach.

         f. If any of the restrictions contained in this Section shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions thereof, then the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision hereof and enforce this Section 3 in its reduced form for all purposes in the manner contemplated hereby.

         g. You agree that the Company may inform your prospective and future employees of your obligations under this Section of the Agreement.

4.       Successors.
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         a. Company's Successors. Any successor to the Company (whether direct
            --------------------
         or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and


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         delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law. The provisions in this Agreement for the accelerated vesting of stock options and the lapse of repurchase rights for restricted stock are inapplicable to awards made by a successor entity subsequent to the Change of Control as well as to stock options and restricted stock that are outstanding prior to a Change of Control and which have been assumed or substituted for the successor entity as part of the Change of Control, unless the successor so provides.

         b. Employee's Successors.  The terms of this Agreement and all your
            ---------------------
         rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

5.       Miscellaneous Provisions.
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         a. Withholding. Severance payments to which you become entitled
            -----------
         pursuant to this Agreement, including the accelerated vesting of restricted stock or the exercise of stock options, as well as cash and stock distributions under Company stock or deferred compensation plans to which you become entitled as a result of termination of employment, may be subject to tax withholding requirements of fiscal authorities, including the Internal Revenue Service and State, local or international tax agencies. The Company will withhold federal, state, local and foreign income and employment taxes, as applicable, from any cash payments.

         You are responsible for satisfying the withholding obligations associated with vesting of restricted stock or the exercise of stock options in a timely manner under any method permitted by the Company, which may include satisfaction of the required tax withholding from the cash amounts distributed hereunder, the use of personal funds, the sale of stock through a broker-assisted exchange or otherwise, or any other method satisfactory to the Company. You acknowledge that the Company may delay or defer the distribution of these severance payments or other benefits upon termination of employment until such time as these withholding obligations are satisfied in full.

         b. If you are indebted to the Company at your Termination Date, the Company reserves the right to offset any cash severance payments under this Agreement by the amount of such indebtedness subject to applicable law, and you agree to provide appropriate written consents to the Company for such offset if so requested. If the amount of cash severance is insufficient to pay your indebtedness to the Company, the Company may repurchase restricted stock from you with a value


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         sufficient to satisfy any remaining indebtedness and/or continue to hold any restricted shares or shares issued upon exercise of any outstanding stock options held by you until the debt has been paid in full.

         c. Confidentiality Agreement. As a condition of your employment, you
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         have executed the Company's standard form Proprietary Rights Agreement or any other confidential inventions and trade secrets agreement. You hereby reaffirm that during your employment with the Company and thereafter you did and will comply with all provisions of such agreement and agree that you will enter into such modifications or amendments thereof as the Company may reasonably request from time to time. If the terms contained in the Proprietary Rights Agreement conflict with any of the terms contained in Section 3 of this Agreement, the broader of the two provisions shall control.

         d. Notice.  Any notice required to be given under this Agreement shall
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         be given in writing, either by personal delivery or by causing such written notice to be mailed, first class postage prepaid, in the United States mail, to the parties at the addresses set forth below, or at such other address for a party as shall be specified by like notice, provided that notices of change of address shall be effective only upon receipt thereof.

            Company:      Storage Technology Corporation
                          One StorageTek Drive
                          Louisville, Colorado 80028
                          Attention:  General Counsel
                          Attention: Corporate Vice President Human Resources

            Your Address:                           (Name)
                          -------------------------
                                                    (Address)
                          -------------------------
                                                    (City, State & Zip Code)
                          -------------------------

         e. Amendment or  Modification.  This Agreement may not be amended or
            --------------------------
         modified and no provision shall be waived unless agreed to in writing and signed by you and the Company. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other provision or condition at another time.

         f. Non-Publication.  The  parties mutually agree not to disclose
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         publicly the terms of the Agreement except to the extent such disclosure is mandated by applicable law.

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         g. Assignment. The rights of any person to payments or benefits under
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         this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section shall be void. The Company may assign its rights under this Agreement to an affiliate.

         h. Governing  Law.  This Agreement is entered into in accordance with,
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         and shall be interpreted pursuant to the provisions of, the laws of the
         State of Colorado.

         i. Arbitration. Any controversy or claim arising between you and the
            -----------
         Company including, without limitation, any claims, demands or causes of action alleging wrongful discharge; unlawful discrimination based on sex, age, race, national origin, disability, religion or other unlawful basis; breach of contract; or any claims seeking damages under any federal, state or local law, rule, regulation or common law theory; but excluding any claims by you for worker's compensation or unemployment compensation, and excluding any claims by the Company for injunctive relief (for instance, for breach of confidentiality, breach of a covenant not to compete, violation of trade secrets, or unfair competition), shall be resolved by final and binding arbitration. By signing below, you voluntarily waive any right to submit claims to a judge or jury in either state or federal court. The arbitration shall be held in Denver, Colorado, or elsewhere by mutual agreement. The selection of the arbitrator and procedure shall be governed by the Employment Arbitration Rules of the American Arbitration Association, as amended. The arbitrator shall be someone with a minimum seven years of employment law background and from the AAA Commercial Arbitration Panel or, if both parties agree the Judicial Arbiters Group. The arbitrator shall apply the applicable substantive law to any claim; for any state law claim or damages issues, the law of Colorado shall govern, including but not limited to the provisions of C.R.S. Sections 13-21-102(5). Upon your request, copies of C.R.S. Sections 13-21-102(5) and the above referenced Rules of the American Arbitration Association, as amended will be provided to you. Any court having jurisdiction may enter judgment upon an award rendered by arbitration. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs to the extent provided by law. The Company will pay the cost normally associated with the arbitration, including the arbitrator's fee and any fee for a hearing facility. Notwithstanding anything contained in this Section 5(i), the Company shall be free to pursue injunctive relief against you for violation of
         Section 3 of this Agreement and/or the terms of your Proprietary Rights Agreement with the Company.


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         j. Severability.  If any provision of this Agreement shall be held to
            ------------
         be invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect in accordance with their terms.

         k. Entire Agreement.  This Agreement, together with the other
            ----------------
         agreements referenced herein, embody the entire agreement between the parties relating to the subject matter hereof, and supersede all previous agreements or understandings, whether oral or written.

         l. Knowledge and Representation. By signing below, you acknowledge that
            ----------------------------
         the terms of this Agreement have been fully explained to you, that you understand the nature and extent of the rights and obligations provided under this Agreement, and that you have been encouraged to and have had an opportunity to consult legal counsel prior to signing this Agreement.

         m. Payback Agreements. As a condition of your employment, you have
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         executed the Company's standard form of Relocation Assistance Payback
         Agreement and/or Hiring Bonus Payback Agreement. You hereby reaffirm that during your employment with the Company and thereafter you did and will comply with all provisions of such agreement and agree that you will enter into such modifications or amendments thereof as the Company may reasonably request form time to time. The defined term "for cause" as referenced in the Payback Agreements shall have the same meaning as defined in this Agreement (Section 6(a)).

6.       Certain Defined Terms.
         a. Cause.  "Cause" means any of the following: (i) failure to perform
            -----
         your duties and responsibilities as an executive of the Company which is not cured by you within sixty (60) days after written notice thereof; (ii) your willful breach of any written agreement between you and the Company; (iii) gross negligence or dishonesty in the performance of your duties; (iv) your willful violation of any of the Corporate Policies and Practices as in effect from time to time;
         (v) your engaging in conduct or activities that materially conflict with the interests of or injure the Company, or materially interfere with your duties owed to the Company as such is determined in the sole and complete discretion of the Company; (vi) your willful failure to perform lawful duties assigned to you by your manager; and (vii) your conviction of a felony in any criminal proceeding (or entering into a plea bargain admitting criminal guilt, including any plea to any offense for which a deferred sentence or prosecution is received) regardless of whether the conduct for which you are convicted is work related.

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         b. Change of Control.  "Change of Control" means the occurrence of any
            -----------------
         of the following events:
                  (i) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company, of the "beneficial ownership" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or
                  (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity [including the parent corporation of such surviving entity]) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or the sale or disposition by the Company of all or substantially all the Company's assets.

         c. Disability. "Disability" means that you have been unable to
            ----------
         substantially perform your duties under this Agreement as the result of your incapacity due to physical or mental illness for a period of twenty-six (26) weeks, consecutive or otherwise, after its commencement as such is determined in the sole and absolute discretion of the Company. This definition is for purposes of this agreement only and does not address Company short term or long-term benefit policies.

         d. Involuntary Termination. "Involuntary Termination" means any of the
            -----------------------
         following: (i) involuntary termination of your employment by the Company which is not effected for Cause; (ii) during the twenty-four
         (24) month period following a Change of Control, involuntary termination of your employment by the Company or its successor company for any reason other than for Cause; (iii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 4 above; and (iv) any voluntary termination initiated by you as a result of and within thirty (30) days following a material reduction in your Base Salary or Target Bonus opportunity, as in effect immediately prior to such reduction, where a material

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         reduction shall be deemed to be a reduction of greater than fifteen percent (15%) of your most recent Base Salary or Target Bonus opportunity amount that would have been payable prior to any such reduction. Involuntary Termination excludes termination of employment due to your Retirement, death, Disability or voluntary resignation (except as described from the Company, as those capitalized terms are defined herein).

         e. Retirement.  "Retirement" means any termination of employment that
            ----------
         is deemed to be a "Retirement" by a resolution of the Board of Directors, or any termination of employment made at your request if, as of the date of such termination, you (a) are age 62 or older and
         (b) have, at the time of such termination, been employed by the Company or any affiliated corporation for six years or more, with no break in such employment of longer than one year.

         f. Termination Date.  "Termination Date" means any of the following:
            ----------------
         (i) the date on which the Company terminates your employment; (ii) in the event employment ends by reason of your death, the date of death; and (iii) in the event your employment is terminated by you, the date on which you notify the Company of your termination of employment or such effective date as you and the Company may agree.

         g. Target Bonus.  "Target Bonus" means your eligibility to receive a
            ------------
         bonus under the terms and conditions of the MBO Program as approved by the Board and/or the Human Resources and Compensation Committee of the Board, based upon the achievement of pre-established financial and other performance goals.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer or representative, as of the day and year first above written.


STORAGE TECHNOLOGY CORPORATION



By:
         -------------------------------

Title:
         -------------------------------

EXECUTIVE:



By:
         -------------------------------

                                    EXHIBIT A

                             SETTLEMENT AND RELEASE


1. In exchange for payment of severance in the form of salary (in the amount of
$        ) and bonus (in the amount of $       ), less required deductions and
 --------                               -------
applicable withholdings to                       ("Employee"), by Storage
                           ---------------------
Technology Corporation ("Company") and other good and valuable consideration, Employee hereby irrevocably and unconditionally releases and discharges the Company, its past and present subsidiaries, divisions, officers, directors, agents, employees, successors, and assigns (separately and collectively, "releasees") jointly and individually, from any and all claims, known or unknown, which he/she, his/her heirs, successors or assigns have or may have against releasees and any and all liability which releasees may have to him/her whether denominated claims, demands, causes of action, obligations, damages, or liabilities arising from any and all bases, however denominated, including but not limited to,

                  (a) any and all claims or demands, directly or indirectly, relating to or arising out of Employee's employment relationship with the Company, the termination of that relationship, salary, bonuses, commissions, stock, stock options, or any ownership interest in the Company, vacation pay, personal time off, fringe benefits, expense reimbursements, or any other form of compensation;

                  (b) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers' compensation and disability benefits;

                  (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, the Colorado Anti-Discrimination Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and 1871; attorney's fees, costs and other expenses under Title VII of the Federal Civil Rights Act of 1964, as amended, or any other statute, agreement or source of law; the Age Discrimination in Employment Act; the Equal Pay Act; the Fair Labor Standards Act; the Family and Medical Leave Act; the National Labor Relations Act; the Occupational Safety and Health Act; the Rehabilitation Act; Executive Order 11246; the Colorado Labor Peace Act; the Colorado Wage Claim Act; the Colorado Constitution; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974; and the Labor Peace Act;

                  (d) any and all claims for violation of federal, or any state, constitution, law or statute;

                  (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (f) any and all claims for attorneys' fees and costs.

2. Employee acknowledges that he/she is over the age 40, and therefore has special rights under a federal law known as the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended by the Older Workers Protection Act. Employee has a right to be free from age discrimination in all aspect of his/her employment relationship. Employee understands that he/she is giving up the right to sue the Company for age discrimination by signing this Agreement. Employee acknowledges that by signing this waiver and release that Employee is knowingly and voluntarily waiving and releasing any rights he/she may have under the ADEA. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing as required by the ADEA that:

                  (a) he/she has the right to and is advised to consult with an attorney prior to executing this Agreement;
         -----

                  (b) he/she has twenty-one (21) days within which to consider this Agreement (although he/she may choose to execute this Agreement earlier);

                  (c) he/she has seven (7) days following the execution of this Agreement to revoke the Agreement after which time, the Company shall promptly pay to Employee the Consideration set forth above and implement the forgiveness of the amounts set forth in the Full Consideration; and

                  (d) this Agreement shall not be effective until the revocation period has expired.

3. Employee agrees that this Release shall be governed by federal law and the internal laws of the State of Colorado, irrespective of the choice of law or rules of any state.

ACKNOWLEDGMENT:
--------------

Employee's signature below acknowledges that this Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. Employee further acknowledges that he/she has read this document fully, that he/she understands and agrees to its contents, that he/she understands that it is a legally binding document, and that he/she has been advised to consult a lawyer of his choosing before signing this Release, and has had the opportunity to do so.



--------------------------                  -----------------------------------
Date                                              EMPLOYEE



This Release presented to Employee on                           .
                                      --------------------------